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                                                                   Exhibit 10.1

[Heartsoft Logo]                                  [Animated Picture of Heartsoft
                                                 Inc.'s Chief Executive Officer]

Heartsoft

                                   CORPORATE NOTE

October 21, 1998

FOR VALUE RECEIVED, the undersigned Maker promises to pay to the order of (Issuer):

               Dale Hill
               5056 Westgrove Drive
               Dallas, Texas 752248

The sum of $50,000 (fifty thousand dollars), with interest from the date written above until paid, at the rate of twenty percent (20%) per annum.

This Note, together with all interest due, is payable in full ninety (90) days from the date written above.

As inducement for the purchase of this Note, the undersigned Maker hereby grants to Issuer one-hundred thousand (100,000) shares of the Maker's restricted common stock to be issued within 14 days of the date of this Note.

Maker shall reserve the right to prepay the principle of this Note, together with all such accrued interest at the time of prepayment in whole or in part prior to its due date without premium or penalty.

If this Note is not paid in full upon Maturity, Issuer has sole option of converting said Note into 250,000 shares of Maker's common stock anytime 30 days after default.

The Makers, signers, and endorsers of this note severally waive demand, presentment, notice of dishonor, diligence in collection and notice of protest and agree to all extensions and partial payments before or after maturity, without prejudice to the holder. This written Note represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.

MAKER:   Heartsoft, Inc.                     ISSUER:      Dale Hill


By:      /s/ Benjamin P. Shell                       By:  /s/ Dale Hill
         --------------------------                       ---------------------
         Benjamin P. Shell                                Dale Hill
         Chief Executive Officer



                   H E A R T S O F T,  I N C O R P O R A T E D
--------------------------------------------------------------------------------
          3101 North Hemlock Circle, Broken Bow, Oklahoma 74012 -
                      (918) 251-1066 - (800) 285-3475
               Fax: (918) 251-4018 - Web: www.heartsoft.com